EXHIBIT 8
                              LIST OF SUBSIDIARIES

NAME OF WHOLLY-OWNED SUBSIDIARY                                   LOCATION
Alvarion, Inc.                                                    Delaware
Alvarion UK LTD.                                                  United Kingdom
Alvarion Uruguay SA                                               Uruguay
Alvarion SARL*                                                    France
Alvarion Asia Pacific Ltd.                                        Hong Kong
Floware Do Brasil LTDA                                            Brazil
Alvarion Japan KK                                                 Japan
Alvarion SRL                                                      Romania
Alvarion GmbH*                                                    Germany
Alvarion Israel (2003) Ltd.                                       Israel
Kermadec Telecom B.V.                                             Netherlands
Tadipol-ECI Sp.z o.o.                                             Poland
InnoWave Telsiz Sistemleri Ticaret A.(a).                         Turkey
Floware Inc. (inactive)                                           United States
Breezecom (UK) Ltd. (inactive)                                    United Kingdom
*Alvarion SARL and Alvarion GmbH are wholly-owned subsidiaries of Alvarion
UK LTD.